UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual General Meeting of Shareholders of TE Connectivity Ltd. (the “Company”) held on March 2, 2016, shareholders of the Company approved amendments to Article 5 of the Company’s Articles of Association to approve the Board of Director’s authority to issue shares out of the Company’s authorized capital for a two year period ending on March 2, 2018 and to delete subparagraph (f) which previously permitted the Board of Directors to withdraw or limit the preemptive rights of shareholders for the defense of a takeover bid (the “Amendments”).

The Amendments became effective upon their registration with the commercial register of the Canton of Schaffhausen, Switzerland on March 3, 2016. The proposal to adopt the Amendments was previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 13, 2016.

The foregoing description of the Amendments is qualified in its entirety by reference to the Company’s amended and restated Articles of Association attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Articles of Association of TE Connectivity Ltd., as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.

Date: March 4, 2016	By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary